Kenvue Reports Full Year and Fourth Quarter 2023 Results

FY’23: Net Sales Increased 3.3% to $15.4 billion with Organic Growth1 of 5.0%

FY’23: Diluted Earnings per Share of $0.90; Adjusted Diluted Earnings per Share1 of $1.29

Q4’23: Net Sales Decreased (2.7)% to $3.7 billion with Organic Growth1 of (2.4)%

Q4’23: Diluted Earnings per Share of $0.17; Adjusted Diluted Earnings per Share1 of $0.31

SKILLMAN, N.J. February 8, 2024 – Kenvue Inc. (NYSE: KVUE) (“Kenvue”), the world’s largest pure-play consumer health company by revenue, today announced financial results for the fiscal full year and fourth quarter ended December 31, 2023.

“2023 was a transformational year for Kenvue as we began delivering on our long-term value creation algorithm centered around profitable growth, durable cash flow generation and disciplined capital allocation,” said Thibaut Mongon, Chief Executive Officer. “We enter 2024 with clear strategic priorities as an independent Kenvue, including strengthened plans in our U.S. Skin Health and Beauty business. Looking ahead we’re focused on reaching more consumers, reinventing our ways of working to invest more in our brands, and fostering a culture that rewards performance and impact in our organization.”

Full Year and Fourth Quarter 2023 Financial Results

Net Sales & Organic Growth
Full year Net sales increased 3.3% vs a (0.7)% decrease in the prior year period. Organic growth1 increased 5.0% vs a 3.8% increase in the prior year. Increases in Net sales and Organic growth were comprised of 7.7% value realization (defined as price including mix), and 2.7% volume declines. Volume performance includes the impacts of non-recurring product discontinuations, including portfolio rationalization initiatives in 2022 and the suspension of personal care products in Russia. Excluding these non-recurring items, volume was down slightly vs the prior year.

Fourth quarter Net sales decreased 2.7% vs a 0.9% increase in the prior year period. Organic growth declined 2.4% vs a 6.2% increase in the prior year. Net sales and Organic growth were comprised of 5.8% value realization and 8.2% volume declines. Approximately five points of the volume performance are attributable to unique dynamics within the fourth quarter 2023 including lapping an early and strong start to the cold, cough, and flu season last year, 2022 product discontinuations, and customer inventory reductions. The remaining approximately three points of volume performance are mainly due to softer than anticipated performance in the U.S. Skin Health and Beauty business and continued softness in China.

Gross Profit Margin & Adjusted Operating Income Margin
Full year Gross profit margin was 56.0% vs 55.4% in the prior year period, on a reported basis. Adjusted gross profit margin1 was 58.4% vs 58.1% in the prior year period. Margin expansion was driven by favorable value realization and continued global supply chain efficiency initiatives partially offset by the impact of sustained higher cost inflation and approximately 110 basis points of foreign currency headwinds.

Fourth quarter Gross profit margin was 55.7% vs 54.3% in the prior year period. Adjusted gross profit margin was 59.5% vs 57.3% in the prior year period. Margin expansion was driven by favorable value realization, non-recurring separation-related benefits, and continued global supply chain efficiency initiatives, partially offset by approximately 70 basis point of foreign currency headwinds.

Full year Operating income margin was 16.3% vs 17.9% in the prior year period and fourth quarter operating income margin was 12.5% vs 14.1% in the prior year period. For both full year and fourth quarter, Operating income margin decrease vs prior year period was driven by Separation-related costs.

Full year Adjusted operating income margin1 was 22.4% in the current and prior year period as strong Adjusted gross profit margin performance offset incremental ongoing public company costs not incurred last year and the impact of foreign currency headwinds.

Fourth quarter Adjusted operating income margin was 21.8% vs 19.9% in the prior year period as strong Adjusted gross profit margin performance and non-recurring separation-related benefits was partially offset by the absorption of public company costs and the impact of foreign currency headwinds.

Interest expense, net & Taxes
Interest expense, net was $250 million for the year on a reported basis, and $96 million for fourth quarter 2023. Adjusted interest expense, net1 was $283 million for the year. The full year 2023 Effective tax rate was 24.0% vs 21.7% in the prior year on a reported basis. The increase in the reported Effective tax rate is the result of higher U.S. tax on foreign sourced income and limitations on the Company’s ability to utilize its foreign tax credits in the full year period 2023. The Adjusted effective tax rate1 was 23.4% vs 23.9% in the prior year period. The decrease in the Adjusted effective tax rate is due primarily to tax reserve releases due to statute of limitations expiring.

The fourth quarter Effective tax rate was 8.4% vs 29.5% in the prior year period. The Adjusted effective tax rate was 15.8% vs 31.4% in the prior year period. The decrease in reported Effective tax rate and Adjusted effective tax rate is primarily the result of lapping tax law changes negatively impacting the prior year, tax reserve releases due to statute of limitations expiring, and the benefits from effective tax planning.

Net income per share (“Earnings per share”)
Full year Diluted earnings per share was $0.90 on a reported basis. Adjusted diluted earnings per share1 was $1.29.

Fourth quarter Diluted earnings per share was $0.17. Adjusted diluted earnings per share was $0.31.

2024 Outlook
Based on current spot rates, Kenvue introduced its outlook for 2024 as follows:

Net sales & Organic growth

Kenvue expects full year 2024 reported Net sales growth to be in the range of 1.0%to 3.0%. Foreign exchange is expected to be a headwind of approximately one percentage point to reported Net sales growth. The Company expects full year 2024 Organic growth in the range of 2.0% to 4.0% with Organic growth sequentially improving as the year progresses as prior year comparisons ease and the impact of 2024 strategic priorities take hold.

“Our 2024 priorities are clear,” said Paul Ruh, Chief Financial Officer. “As we accelerate investment behind our brands, particularly focused on in-store presence and prominence, enhancing consumer engagement, and amplify innovation, we expect our operating model optimization initiatives to generate impact in the second half of the year. While we are confident in our plans, our guidance prudently reflects the potential for a continued challenging macro-back drop and the possibility for unknowns in our seasonal businesses.”

Adjusted operating income margin and Earnings per share
Kenvue expects full year 2024 Adjusted operating income margin to be slightly below 2023 as strong gross margin progression is offset by the impact of absorbing a full year of public company costs and 50 basis points of foreign currency headwinds.

Kenvue expects full year 2024 Adjusted diluted earnings per share to be in the range of $1.10 - $1.20.

This range assumes a full year 2024 diluted weighted average share count of 1.92 billion.

Reported Interest expense, net
For full year 2024, Kenvue expects reported Interest expense, net to be approximately $400 million.

Reported and Adjusted effective tax rate
For full year 2024, Kenvue expects an Effective tax rate between 26.5% to 27.5%, and an Adjusted effective tax rate between 25.5% to 26.5%.

Kenvue is not able to provide the most directly comparable GAAP measures or reconcile Adjusted operating income margin or Adjusted diluted earnings per share to comparable GAAP measures on a forward-looking basis without unreasonable efforts given the unpredictability of the timing and amounts of discrete items such as acquisitions or divestitures.

Webcast Information
As previously announced, Kenvue will host a conference call with investors to discuss its fourth quarter results at 8:30 a.m. Eastern Time. The conference call can be accessed by dialing 888-660-5501 from the United States or 646-960-0416 from international locations. The conference ID for all callers is 1558006. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Investors section of the Company’s website. A replay will be available approximately two hours after the live event.

About Kenvue
Kenvue is the world’s largest pure-play consumer health company by revenue. Built on more than a century of heritage, our iconic brands, including Aveeno®, BAND-AID® Brand Adhesive Bandages, Johnson’s®, Listerine®, Neutrogena®, and Tylenol®, are science-backed and recommended by healthcare professionals around the world. At Kenvue, we believe in the extraordinary power of everyday care and our teams work every day to put that power in consumers’ hands and earn a place in their hearts and homes. Learn more at www.kenvue.com.

1Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. There are limitations to the use of the non-GAAP financial measures presented herein. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Accordingly, the non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. The Company cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.

The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. The Company believes these measures help improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. In addition, the Company believes these measures are also among the primary measures used externally by the Company’s investors, analysts, and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in our industry.

Below are definitions and the reconciliation to the most closely related GAAP measures for the non-GAAP measures used in this press release and the related prepared materials and webcast.

Adjusted diluted earnings per share: We define Adjusted diluted earnings per share as Adjusted net income divided by the weighted average number of diluted shares outstanding. Management views this non-GAAP measure as useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted EBITDA margin: We define the non-GAAP measure EBITDA as U.S. GAAP Net income adjusted for interest, provision for taxes, and depreciation and amortization. We define Adjusted

EBITDA, another non-GAAP financial measure, as EBITDA adjusted for costs incurred in connection with our establishment as a standalone public company (“Separation-related costs”), operating model optimization initiatives and restructuring expense, conversion of stock-based awards, stock-based awards granted to individuals employed by Kenvue as of October 2, 2023 (“Founders stock-based awards”), litigation expense, the impact of the deferred transfer of certain assets and liabilities from Johnson & Johnson in certain jurisdictions (the “Deferred Markets”), impairment of intangible assets, and unrealized gain on securities. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted effective tax rate: We define Adjusted effective tax rate as U.S. GAAP Effective tax rate adjusted for tax effects of Separation-related costs, operating model optimization initiatives and restructuring expense, amortization and impairment of intangible assets, conversion of stock-based awards, litigation expense, interest income earned on the related party note receivable from Johnson & Johnson (i.e., special items) and taxes related to the Deferred Markets. We also exclude certain one-time tax only adjustments which include the removal of tax effects from the carve-out methodology, the impact of the interest expense from the debt issuance, which reduced the Company’s capacity to utilize foreign tax credits against U.S. foreign source income and other one-time items. Management believes this non-GAAP measure is useful to investors as it provides a supplemental measure of the Company’s performance over time.

Adjusted gross profit margin: We define Adjusted gross profit margin as U.S. GAAP Gross profit margin adjusted for amortization of intangible assets, operating model optimization initiatives and restructuring expense, conversion of stock-based awards, and Founders stock-based awards. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Adjusted interest expense, net: We define Adjusted interest expense, net as U.S. GAAP interest expense, net, adjusted to exclude the interest income earned on the related party note receivable from Johnson & Johnson. Management believes this non-GAAP measure is useful to investors in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted net income: We define Adjusted net income as U.S. GAAP Net income adjusted for amortization and impairment of intangible assets, Separation-related costs, operating model optimization initiatives and restructuring expense, conversion of stock-based awards, Founders stock-based awards, unrealized gain on securities, litigation expense, the impact of the Deferred

Markets, interest income earned on the related party note receivable from Johnson & Johnson, and their related tax impacts (i.e. special items). Adjusted net income excludes the impact of items that may obscure trends in our underlying performance. Management believes this non-GAAP measure is useful to investors as the Company uses Adjusted net income for strategic decision making, forecasting future results, and evaluating current performance.

Adjusted operating income: We define Adjusted operating income as U.S. GAAP Operating income adjusted for amortization and impairment of intangible assets, Separation-related costs, operating model optimization initiatives and restructuring expenses, conversion of stock-based awards, Founders stock-based awards, litigation expense, and the impact of the Deferred Markets. Management believes this non-GAAP measure is useful to investors as management uses Adjusted operating income to assess the Company’s financial performance. In the third quarter of 2023, the Company adjusted its definition of Adjusted operating income in order to align more closely with the financial measures used to evaluate performance by the Company’s peers.

Adjusted operating income margin: We define Adjusted operating income margin as Adjusted operating income as a percentage of Net sales. Management believes this non-GAAP measure is useful to investors as it provides a supplemental perspective to the Company’s operating efficiency over time.

Free cash flow: We define Free cash flow as U.S. GAAP Net cash flows from operating activities adjusted for Purchases of property, plant, and equipment. Management believes this non-GAAP measure is useful to investors as it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered a necessary component of our ongoing operations.

Organic growth: We define Organic growth as the period-over-period change in U.S. GAAP Net sales excluding the impact of changes in foreign currency exchange rates and the impact of acquisitions and divestitures. Management believes Organic growth provides investors with additional, supplemental information that is useful in assessing the Company’s results of operations by excluding the impact of certain items that we believe do not directly reflect our underlying operations.

The non-GAAP measures as presented herein have been prepared as if our operations had been conducted independently from Johnson & Johnson prior to May 4, 2023, the date Kenvue’s common stock began trading on the New York Stock Exchange, and therefore they include certain Johnson & Johnson corporate and shared costs allocated to us. Management believes the cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, us during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred if we had been operating as a standalone company.

Cautions Concerning Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements about management’s expectations of Kenvue’s future operating and financial performance, product development, market position and business strategy. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Kenvue and its affiliates. Risks and uncertainties include, but are not limited to: the inability to execute on Kenvue’s business development strategy or realize the benefits of the separation from Johnson & Johnson; the risk of disruption or unanticipated costs in connection with the separation; Kenvue’s ability to succeed as a standalone publicly traded company; economic factors, such as interest rate and currency exchange rate fluctuations; the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow Kenvue to effect any expected share repurchases and dividend payments; Kenvue’s ability to maintain satisfactory credit ratings, which could adversely affect its liquidity, capital position, borrowing costs and access to capital markets; competition, including technological advances, new products and intellectual property attained by competitors; challenges inherent in new product research and development; uncertainty of commercial success for new and existing products and digital capabilities; challenges to intellectual property protections including counterfeiting; the ability of Kenvue to successfully execute strategic plans, including operating model optimization and restructuring initiatives; the impact of business combinations and divestitures, including any ongoing or future transactions; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations and other requirements imposed by stakeholders; challenges to intellectual property; changes in behavior and spending patterns of consumers; natural disasters, acts of war or terrorism, catastrophes, or epidemics, pandemics, or other disease outbreaks; and financial instability of international economies and legal systems and sovereign risk. A further list and descriptions of these risks, uncertainties and other factors can be found in Kenvue’s filings with the Securities and Exchange Commission, including its registration statement on Form S-1 and subsequent Quarterly Reports on Form 10-Q and other filings, available at www.kenvue.com or on request from Kenvue.

Any forward-looking statement made in this release speaks only as of the date of this release. Kenvue undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Contacts
Investor Relations:
Tina Romani
Kenvue_IR@kenvue.com

Media Relations:
Melissa Witt
media@kenvue.com

Kenvue Inc.
Condensed Consolidated Statement of Operations
(Unaudited; Millions Except Per Share Data)

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net sales	$3,666	$3,767	$15,444	$14,950
Cost of sales	1,623	1,721	6,801	6,665
Gross profit	2,043	2,046	8,643	8,285
Selling, general and administrative expenses	1,586	1,532	6,141	5,633
Other operating income, net	(3)	(17)	(10)	(23)
Operating income	460	531	2,512	2,675
Other expense, net	7	19	72	38
Interest expense, net	96	—	250	—
Income before taxes	357	512	2,190	2,637
Provision for taxes	30	151	526	573
Net income	$327	$361	$1,664	$2,064

Net income per share
Basic	$0.17	$0.21	$0.90	$1.20
Diluted	$0.17	$0.21	0.90	$1.20
Weighted average common stock
Basic	1,915	1,716	1,846	1,716
Diluted	1,919	1,716	1,850	1,716

Non-GAAP Financial Information
Organic Growth

The following tables present a reconciliation of the change in Net sales, as reported, to Organic growth for the periods presented:

	Fiscal Three Months Ended December 31, 2023 vs January 1, 2023(1)
	Reported Net Sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$(31)	(2.0)%	$—	$(31)	(2.0)%
Skin Health and Beauty	(87)	(8.0)	—	(87)	(8.0)
Essential Health	17	1.5	(11)	28	2.5
Total	$(101)	(2.7)%	$(11)	$(90)	(2.4)%

	Fiscal Three Months Ended December 31, 2023 vs January 1, 2023(1)
(Unaudited)	Reported Net Sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	(2.0)%	—%	4.3%	(6.3)%
Skin Health and Beauty	(8.0)	—	4.8	(12.8)
Essential Health	1.5	(1.0)	8.8	(6.3)
Total	(2.7)%	(0.3)%	5.8%	(8.2)%

	Fiscal Three Months Ended January 1, 2023 vs January 2, 2022(1)
	Reported Net Sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$120	8.3%	$(73)	$193	13.3%
Skin Health and Beauty	4	0.4	(54)	58	5.4
Essential Health	(90)	(7.5)	(71)	(19)	(1.6)
Total	$34	0.9%	$(198)	$232	6.2%

	Fiscal Three Months Ended January 1, 2023 vs January 2, 2022(1)
(Unaudited)	Reported Net Sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	8.3%	(5.0)%	8.3%	5.0%
Skin Health and Beauty	0.4	(5.0)	3.7	1.7
Essential Health	(7.5)	(5.9)	7.2	(8.8)
Total	0.9%	(5.3)%	6.6%	(0.4)%

	Fiscal Twelve Months Ended December 31, 2023 vs January 1, 2023(1)
	Reported Net Sales change		Impact of foreign currency	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Percent
Self Care	$421	7.0%	$(84)	$505	8.4%
Skin Health and Beauty	28	0.6	(52)	80	1.8
Essential Health	45	1.0	(117)	162	3.6
Total	$494	3.3%	$(253)	$747	5.0%

	Fiscal Twelve Months Ended December 31, 2023 vs January 1, 2023(1)
(Unaudited)	Reported Net Sales change	Impact of foreign currency	Organic growth(2)
			Price/Mix(3)	Volume
Self Care	7.0%	(1.4)%	7.1%	1.3%
Skin Health and Beauty	0.6	(1.2)	6.6	(4.8)
Essential Health	1.0	(2.6)	9.6	(6.0)
Total	3.3%	(1.7)%	7.7%	(2.7)%

	Fiscal Twelve Months Ended January 1, 2023 vs January 2, 2022
	Reported Net Sales change		Impact of foreign currency	Acquisitions and divestitures	Organic growth(2)
(Unaudited; Dollars in Millions)	Amount	Percent	Amount	Amount	Amount	Percent
Self Care	$387	6.9%	$(226)	$—	$613	10.9%
Skin Health and Beauty	(191)	(4.2)	(173)	(39)	21	0.5
Essential Health	(300)	(6.2)	(218)	(14)	(68)	(1.4)
Total	$(104)	(0.7)%	$(617)	$(53)	$566	3.8%

	Fiscal Twelve Months Ended January 1, 2023 vs January 2, 2022
(Unaudited)	Reported Net Sales change	Impact of foreign currency	Acquisitions and divestitures	Organic growth(2)
				Price/Mix(3)	Volume
Self Care	6.9%	(4.0)%	—%	4.2%	6.7%
Skin Health and Beauty	(4.2)	(3.8)	(0.9)	2.8	(2.3)
Essential Health	(6.2)	(4.5)	(0.3)	4.8	(6.2)
Total	(0.7)%	(4.1)%	(0.4)%	4.0%	(0.2)%

(1) Acquisitions and divestitures did not materially impact the reported Net sales change.
(2) Non-GAAP financial measure. Excludes the impact of foreign currency exchange and the impact of Acquisitions and divestitures.
(3) Price/Mix reflects value realization.

Full Year Organic Growth by Segment

Self Care:
•Organic growth of 8.4% was comprised of 7.1% value realization and 1.3% volume growth. Self Care had another strong year of performance with all product categories growing mid-single digits to low double digits, and healthy growth across all regions. Innovation, supply recovery and brand activation across product categories and brands such as Motrin®, Tylenol®, Nicorette®, and Imodium® fueled growth for the segment and created expanded opportunities for our consumers to take care of their health.

Skin Health and Beauty:
•Organic growth increased 1.8%, comprised of 6.6% value realization, partially offset by 4.8% volume declines. Sun Care had robust growth across key markets in full year 2023, growing share from successful innovation launches and strong in store presence. This was offset by underperformance in commercial U.S. in-store execution, particularly in the fourth quarter.

Essential Health:
•Organic growth of 3.6% was comprised of 9.6% value realization, partially offset by 6.0% volume decrease. Value realization and strong performance in Oral Care driven by product innovation such as Listerine® Gum Therapy and clinical claims resulting in increased healthcare professional endorsements. Women’s Health growth in the year was led by value realization and brand activation.

Total Segment Net Sales and Adjusted Operating Income
Segment Net sales and Adjusted operating income for the periods presented were as follows:

	Net Sales		Net Sales
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Self Care	$1,537	$1,568	$6,451	$6,030
Skin Health and Beauty	1,001	1,088	4,378	4,350
Essential Health	1,128	1,111	4,615	4,570
Total segment net sales	$3,666	$3,767	$15,444	$14,950

	Adjusted Operating Income		Adjusted Operating Income
	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Self Care Adjusted operating income	$558	$534	$2,299	$2,088
Skin Health and Beauty Adjusted operating income	162	92	679	708
Essential Health Adjusted operating income	241	290	1,011	1,111
Total	$961	$916	$3,989	$3,907
Depreciation	(94)	(83)	(305)	(296)
General corporate/unallocated expenses	(77)	(101)	(296)	(298)
Other operating income, net	3	17	10	23
Other - impact of deferred markets(1)	1	—	34	—
Litigation expense	5	—	25	—
Impairment of intangible assets	—	—	—	12
Adjusted operating income (non-GAAP)	$799	$749	$3,457	$3,348
Reconciliation to Income before taxes:
Amortization	80	83	322	348
Separation-related costs(2)	135	104	468	213
Operating model optimization initiatives and restructuring expense	29	31	32	100
Conversion of stock-based awards	80	—	55	—
Other - impact of deferred markets(1)	1	—	34	—
Litigation expense	5	—	25	—
Founders stock-based awards	9	—	9	—
Impairment of intangible assets	—	—	—	12
Operating income	$460	$531	$2,512	$2,675
Other expense, net	7	19	72	38
Interest expense, net	96	—	250	—
Income before taxes	$357	$512	$2,190	$2,637
(1) Includes tax expense and minority interest expense related to Deferred Markets recognized within Other operating income, net, which are payable to Johnson & Johnson through interim related-party agreements until these Deferred Markets can be transferred to the Company. Deferred Markets are local businesses in certain non-U.S. jurisdictions in which the transfer from Johnson & Johnson of certain assets and liabilities were deferred in order to ensure compliance with applicable law, to obtain necessary governmental approvals and other consents and for other business reasons.
(2) Costs incurred in connection with our establishment as a standalone public company are defined as “Separation-related costs.”

The following tables present reconciliations of GAAP to Non-GAAP for the periods presented:

	Fiscal Three Months Ended December 31, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,666	$—		$3,666

Gross profit	$2,043	$139	(a),(b),(c),(d)	$2,182
Gross profit margin	55.7%			59.5%

Operating income	$460	$339	(a)-(j)	$799
Operating income margin	12.5%			21.8%

Net Income	$327	$259	(a)-(h),(j-k)	$586
Net income margin	8.9%			16.0%
Interest expense, net	$96
Provision for taxes	$30
Depreciation and amortization	$174
EBITDA (non-GAAP)	$627	$259	(b)-(j)	$886
EBITDA margin	17.1%			24.2%

Detail of Adjustments
(a) Amortization (COGS)	$80
(b) Operating model optimization initiatives and restructuring expense (COGS)	$20
(c) Conversion of stock-based awards (COGS)	$35
(d) Founders stock-based awards (COGS)	$4
(e) Separation-related costs (SG&A)	$135
(f) Operating model optimization initiatives and restructuring expense (SG&A)	$9
(g) Conversion of stock-based awards (SG&A)	$45
(h) Founders stock-based awards (SG&A)	$5
(i) Other - Impact of deferred markets (tax expense) (OOI&E)	$1
(j) Litigation expense (OOI&E)	$5
(k) Tax impact on special item adjustments	$(79)

	Fiscal Three Months Ended January 1, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$3,767	$—		$3,767

Gross profit	$2,046	$111	(a),(b)	$2,157
Gross profit margin	54.3%			57.3%

Operating income	$531	$218	(a)-(d)	$749
Operating income margin	14.1%			19.9%

Net Income	$361	$140	(a)-(e)	$501
Net income margin	9.6%			13.3%
Provision for taxes	$151
Depreciation and amortization	$166
EBITDA (non-GAAP)	$678	$135	(b)-(d)	$813
EBITDA margin	18.0%			21.6%

Detail of Adjustments
(a) Amortization (COGS)	$83
(b) Operating model optimization initiatives and restructuring expense (COGS)	$28
(c) Separation-related costs (SG&A)	$104
(d) Operating model optimization initiatives and restructuring expense (SG&A)	$3
(e) Tax impact on special item adjustments	$(78)

		Fiscal Twelve Months Ended December 31, 2023
(Unaudited; Dollars in Millions)		As Reported	Adjustments	Reference	As Adjusted
Net sales		$15,444	$—		$15,444

Gross profit		$8,643	$375	(a),(b),(c),(d)	$9,018
Gross profit margin		56.0%			58.4%

Operating income		$2,512	$945	(a)-(k)	$3,457
Operating income margin		16.3%			22.4%

Net Income		$1,664	$719	(a)-(i),(k)-(n)	$2,383
Net income margin		10.8%			15.4%
Interest expense, net		$250
Provision for taxes		$526
Depreciation and amortization		$627
EBITDA (non-GAAP)		$3,067	$630	(b)-(l)	$3,697
EBITDA margin		19.9%			23.9%

Detail of Adjustments
(a)	Amortization (COGS)	$322
(b)	Operating model optimization initiatives and restructuring expense (COGS)	$21
(c)	Conversion of stock-based awards (COGS)	$28
(d)	Founders stock-based awards (COGS)	$4
(e)	Separation-related costs (SG&A)	$468
(f)	Operating model optimization initiatives and restructuring expense (SG&A)	$11
(g)	Conversion of stock-based awards (SG&A)	$27
(h)	Founders stock-based awards (SG&A)	$5
(i)	Other - Impact of deferred markets (minority interest expense) (OOI&E)	$10
(j)	Other - Impact of deferred markets (tax expense) (OOI&E)	$24
(k)	Litigation expense (OOI&E)	$25
(l)	Unrealized gain on securities (OI&E)	$7
(m)	Interest income from related party note (Interest expense, net)	$(33)
(n)	Tax impact on special item adjustments	$(176)

	Fiscal Twelve Months Ended January 1, 2023
(Unaudited; Dollars in Millions)	As Reported	Adjustments	Reference	As Adjusted
Net sales	$14,950	$—		$14,950

Gross profit	$8,285	$403	(a),(b)	$8,688
Gross profit margin	55.4%			58.1%

Operating income	$2,675	$673	(a)-(e)	$3,348
Operating income margin	17.9%			22.4%

Net Income	$2,064	$456	(a)-(f)	$2,520
Net income margin	13.8%			16.9%
Provision for taxes	$573
Depreciation and amortization	$644
EBITDA (non-GAAP)	$3,281	$325	(b)-(e)	$3,606
EBITDA margin	21.9%			24.1%

Detail of Adjustments
(a) Amortization (COGS)	$348
(b) Operating model optimization initiatives and restructuring expense (COGS)	$55
(c) Separation-related costs (SG&A)	$213
(d) Operating model optimization initiatives and restructuring expense (SG&A)	$45
(e) Impairment of intangible assets (OOI&E)	$12
(f) Tax impact on special item adjustments	$(217)

The following table presents a reconciliation of Interest expense, net, as reported, to Adjusted interest expense, net:

Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 31, 2023
Interest expense, net	$250
Adjustment:
Interest income from related party note	(33)
Adjusted interest expense, net (non-GAAP)	$283

The following tables present reconciliations of the Effective tax rate, as reported, to Adjusted effective tax rate for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Effective tax rate	8.4%	29.5%	24.0%	21.7%
Adjustments:
Tax-effect on special item adjustments	7.9	1.3	(1.0)	1.6
Removal of tax benefits from carve out methodology	—	—	2.0	—
Taxes related to Deferred Markets	0.5	—	0.5	—
Valuation allowance on foreign tax credits due to interest expense	(0.6)	—	(2.4)	—
Other	(0.4)	0.6	0.3	0.6
Adjusted Effective tax rate (non-GAAP)	15.8%	31.4%	23.4%	23.9%

The following table presents a reconciliation of Effective tax rate, as forecasted on a U.S. GAAP basis, to forecasted Adjusted effective tax rate for fiscal year 2024:

Fiscal Year 2024
(Unaudited)	Forecast
Effective tax rate	26.5% - 27.5%
Adjustments:
Tax-effect on special item adjustments	(1.2)
Taxes related to Deferred Markets	0.5
Other	(0.3)
Adjusted Effective tax rate (non-GAAP)	25.5% - 26.5%

The following table presents a reconciliation of Diluted earnings per share, as reported, to Adjusted diluted earnings per share:

	Fiscal Three Months Ended	Fiscal Twelve Months Ended
(Unaudited)	December 31, 2023	December 31, 2023
Diluted earnings per share	$0.17	$0.90
Adjustments:
Separation-related costs	0.07	0.25
Operating model optimization initiatives and restructuring expense	0.02	0.02
Amortization and impairment of intangible assets	0.04	0.17
Conversion of stock-based awards	0.04	0.03
Interest income from related party note	—	(0.02)
Tax impact on special item adjustments	(0.04)	(0.10)
Other	0.01	0.04
Adjusted diluted earnings per share (non-GAAP)	$0.31	$1.29

The following table presents a reconciliation of Net cash flows from operating activities, as reported, and Purchases of property, plant, and equipment, as reported, to Free cash flow:

Fiscal Twelve Months Ended
(Unaudited; Dollars in Billions)	December 31, 2023
Net cash flows from operating activities	$3.2
Purchases of property, plant, and equipment	(0.5)
Free cash flow (non-GAAP)	$2.7

Other Supplemental Financial Information
The following table presents the Company’s Net sales by Geographic Region for the periods presented:

	Fiscal Three Months Ended		Fiscal Twelve Months Ended
(Unaudited; Dollars in Millions)	December 31, 2023	January 1, 2023	December 31, 2023	January 1, 2023
Net sales by geographic region
North America	$1,762	$1,906	$7,610	$7,418
Europe, Middle East and Africa	822	796	3,388	3,188
Latin America	332	310	1,339	1,198
Asia Pacific	750	755	3,107	3,146
Total Net sales by geographic region	$3,666	$3,767	$15,444	$14,950

The following table presents the Company’s Cash and cash equivalents, Total debt and Net debt balance as of December 31, 2023:

(Unaudited; Dollars in Billions)	December 31, 2023
Cash and cash equivalents	$1.4
Total debt	8.3
Net debt	$6.9